EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in this Registration Statement.


                                                          ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin,
   February 27, 1998.